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Exhibit 10.5

                          PROMISSORY NOTE AND GUARANTEE


Borrowers:    Penge Corp. / S & S Plant Farm    Lender: Eason Horticultural
                                                        Resources, Inc. (EHR)
                                                        939 Helen Ruth Drive
Guarantor:    Kirk Fischer                              Ft. Wright, Kentucky
              3327 W. Wadley                            41017
              Suite 3-366
              Midland, TX.  79707

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Principal Amount:   $86,713.04                     Date of Note: October 6, 2006

The Lender has provided to Borrowers the principal amount of Eighty-Six Thousand, Seven Hundred, Thirteen dollars and four cents ($86,713.04) in goods and services for the purpose of the Borrower operating its nursery business.

PROMISE TO PAY. The Borrower Penge Corp / S & S Plant Farm, and Guarantor, Kirk Fischer, jointly and severally, promise to pay to EHR ("Lender"), or order, in lawful money of the United States of America, the principal amount of $86,713.04 on the following schedule:

         a) Four Thousand, Eighty One Dollars and Eighty-Eight Cents ($4081.88) per month for 24 consecutive months beginning on or before October 25, 2006 and on or before the 25th day of each month until October 25, 2008.

         b) Any future order(s), outside of the past due amount, that are issued credit terms must be paid within the normal terms offered of Net 60 days. Failure to keep this part of the agreement will result in default of this promissory note and guarantee.

If Penge Corp / S & S Plant Farm or Kirk Fischer fail to make any payment when due, on prior or new orders, then the debt is accelerated and Borrower and Guarantor are jointly and severally liable to make the full payment due hereunder.

PAYMENT. Borrower and Guarantor will pay this loan in accordance with the above-referenced payment schedule.

         Interest shall accrue on the unpaid balance from the date of the loan at the rate of 12% per annum.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower and Guarantor will pay Lender at Lender's address shown above at such other place as Lender may designate in writing. If interest becomes due and owing under the terms of this Promissory Note, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT PENALTY. There is no penalty for prepayment of this promissory note.

DEFAULT. Borrower and Guarantor will be in default if any of the following happens: (a) Borrower or Guarantor fails to make any payment when due. (b) Borrower or Guarantor breaks any promise such Borrower or Guarantor has made to Lender, or such Borrower or Guarantor fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan such Borrower or Guarantor has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or Guarantor or on such Borrower's or Guarantor's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower or Guarantor becomes insolvent, a receiver is appointed for any part of such Borrower's or Guarantor's property, such Borrower or Guarantor makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or Guarantor or against any Borrower or Guarantor under any bankruptcy or insolvency laws.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower and/or Guarantor will pay that amount. Lender may hire or pay someone else to help collect this Note upon default. Borrower and Guarantor also will jointly and severally pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collections services. If not prohibited by applicable law, Borrower and Guarantor also will jointly and severally pay any court costs, in



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addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO
LENDER AND ACCEPTED BY LENDER IN THE STATE OF KENTUCKY. IF THERE IS A LAWSUIT, BORROWER AND GUARANTOR AGREE UPON LENDER'S REQUEST TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF KENTON COUNTY, THE STATE OF KENTUCKY AND WAIVE ANY DEFENSE THERETO. LENDER, BORROWER AND GUARANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER, BORROWER OR GUARANTOR AGAINST THE OTHER. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KENTUCKY.

FINANCIAL INFORMATION PROVISION. Borrower and Guarantor agrees to deliver any financial and other business information concerning such Borrower and Guarantor that Lender may request from time to time, such as annual and interim financial statements (all of which shall be prepared in accordance with generally accepted accounting principles) and federal income tax returns.

MUTUAL RELEASE. This Promissory Note constitutes a full and final settlement among the parties of any and all claims that any party may have against the other and their successors, assigns, heirs, officers, directors, shareholders and employees except for: i) non-payment of this Promissory Note.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower and Guarantor do not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Kentucky (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower and Guarantor. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and Guarantor and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral, if any; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. This Note may not be assigned without the express written consent of the other parties.

GUARANTEE. This guarantee shall not exceed $65,000.00 plus interest and costs. This guarantee shall expire on December 31, 2010.

PRIOR TO SIGNING THIS NOTE, BORROWER AND GUARANTOR READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AND GUARANTOR AGREE TO THE TERMS OF THE NOTE AND ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THE NOTE.



BORROWER:

PENGE CORP. / S & S PLANT FARM



By:________________________ (SEAL)




_____________________________
KIRK FISCHER, GUARANTOR